SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of

THE SECURITIES EXCHANGE ACT OF 1934

October 1, 2003

Date of Report (Date of earliest event reported)

BEVERLY ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-9550

(Commission File Number)

62-1691861

(IRS Employer Identification No.)

One Thousand Beverly Way
Fort Smith, AR 72919

(Address of principal executive offices)

(479) 201-2000

(Registrant’s telephone number, including area code)

Item 9. Regulation FD Disclosure
SIGNATURE
EXHIBIT INDEX
EX-99.1 Press Release

INFORMATION TO BE INCLUDED IN THE REPORT

Item 9. Regulation FD Disclosure

On October 1, 2003, Beverly Enterprises, Inc. (the “Company”) issued a press release announcing the all-cash sale of 12 skilled nursing operations and one assisted living center in Southern California. This sale is part of the Company’s previously announced strategy of divesting facilities that account for a disproportionately high share of its patient care liability costs. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BEVERLY ENTERPRISES, INC.

Date:	October 2, 2003

		By:	/s/ PAMELA H. DANIELS

Pamela H. Daniels Senior Vice President, Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press Release of Beverly Enterprises, Inc. issued October 1, 2003